 S-8 POS REGISTRATION STATEMENT As filed with the Securities and Exchange Commission on or about October 24, 2001 Registration No. 333-62494 SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 GLOBAL DECS CORP. (formerly known as "The Gold Chain Mining Company") (Exact name of small business issuer as specified in its charter) UTAH 87-0267213 (State or other jurisdiction of (I.R.S Employer Ident. No.) incorporation or organization) 9042 SHEARWATER RD, BLAINE, WASHINGTON, 98230-5705 (Address of principal executive offices, including zip code) (306) 371-7151 (Issuer's telephone number, including area code) 1995 EMPLOYEE STOCK AWARD AND STOCK OPTION PLAN (Full title of the plan) Willard G. Weins, President GLOBAL DECS CORP. 9042 Shearwater Road Blaine, Washington 98230-5705 Phone: (306) 371-7151 (Name, address and telephone of agent for service) WITH COPY TO: Carlos M. Chavez, Esq. Of Counsel TRUJILLO AND ASSOCIATES The Executive Building 455 East 400 South, Suite 40 Salt Lake City, Utah 84111-3017 Phone: (801) 596-2267 Fax: (801) 596-2270 Title of Proposed Proposed each class maximum maximum of security Amount offering aggregate Amount of to be to be price per offering registration registered registered share price fee -------------------------------------------------------------------------- Common, $.01 Par value 5,000,000 $0.10 $500,000 $ 132.00 -------------------------------------------------------------------------- (1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of a stock split, dividend or similar transactions. (2) This Registration Statement registers additional 5,000,000 shares pursuant to the 1995 EMPLOYEE STOCK AWARD AND OPTION PLAN, under which 1,500,000 shares have been registered on Registration Statement No. 333-62494, Form S-8, filed June 8, 2001, and for which a registration fee was paid. (3) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low bid prices for Global DECS Corp., as reported on the OTC:BB pink sheets for the week of October 22-24, 2001. THIS REGISTRATION STATEMENT IS EFFECTIVE IMMEDIATELY UPON FILING, PURSUANT TO RULE 462 OF THE SECURITIES AND EXCHANGE COMMISSION. PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS ITEM 1. PLAN INFORMATION.* ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.* o Information required by Part I to be contained in a Section 10a prospectus is omitted from the Registration Statement in accordance with Rule 428 under the 1933 Act and the Note to Part I of Form S-8. The documents containing this information will be, or have been, given without charge to participants in the Plan, as specified by Rule 428(b)(1) under the 1933 Act. Those documents are not submitted herewith to the SEC, in accordance with the Note to Part I of Form S. However, those documents (together with the documents incorporated by Reference by way of Item 3 of Part II, below) shall constitute a prospectus meeting the requirements of Section 10(a) of the 1933 Act. Global DECS Corp. shall provide participants, without any charge, upon written or oral request, any of these documents. PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE. This Registration Statement registers additional shares of Common Stock under The Plan. Pursuant to General Instruction E of this Form, the contents of the June 8, 2001 Registration Statement are incorporated herein by reference. Items 5, 6 and 8 of Part II have been amended to update the information included in that initial Registration Statement. The following documents are incorporated by reference: (a) Registrant's latest annual report on Form 10-KSB filed April 16, 2001, pursuant to Section 13(a) or 15(d) of the 1934 Act, containing audited financial statements for the Registrant's latest fiscal year ended December 31, 2000. (b) Registrant's Quarterly Reports on Form 10-QSB, filed May 15 and August 15, 2001, for the quarters ended March 31, and June 30, 2001. (c) Registrant's Current Reports on Form 8-K, May 22, 2001. (d) The description of the class of securities to be offered as contained in the Section 12 registration statement on Form 10SB12G, filed August 9, 1999, under the 1934 Exchange Act, including any amendment or report filed for the purpose of updating such description. (e) All other reports filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to this filing, but prior to the filing of a post-effective amendment, which indicate that all securities offered have been sold or which deregister all securities then remaining unsold. Such reports shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of all such reports. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. ITEM 4. DESCRIPTION OF SECURITIES. Not Applicable. ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Counsel for the Company, Carlos M. Chavez, Esq., who has given an opinion about the legality of the securities being registered and other legal matters in connection with this registration, and who has performed and continues to perform legal services for Registrant, was a director and officer of the Company until June 29, 2001, and continues as a Plan participant/recipient and shareholder. However, Mr. Chavez has not been paid for such purposes as an employee or on a contingent basis, nor did or does he have or receive, in connection with this S-8 registration, a substantial or greater than 5% interest, direct or indirect, in the Registrant or any of its affiliates, nor is he connected with Registrant as a promoter, managing or principal underwriter, voting trustee, or employee. ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Sections 16-10a-901 thru 16-10a-909 of the Utah Code, as amended, and the Registrant's Bylaws as reconstituted, authorize it to indemnify at its election, any director, officer, agent and / or employee as to those liabilities and on those terms and conditions as are specified in the Revised Utah Business Corporation Act. Further, the Registrant may purchase and maintain insurance on behalf of any such persons whether or not it would have the power to indemnify such person against the liability insured against. Indemnifying and/or insuring its officers and directors from the increasing liabilities and risks their corporate acts and omissions expose them to, could result in substantial expenditures by the Registrant, while preventing any recovery from them for losses incurred by the Registrant as a result of their actions. For that reason, the SEC has issued an advisory opinion concluding that indemnification of this type is against public policy as expressed in the 1933 Act, and, therefore, is unenforceable with respect to any claim, issue, question, or matter of liability touched upon by anything within the purview of the federal securities laws and regulations. ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. With respect to transactions in which the securities are reoffered or resold pursuant to this Registration Statement, the Registrant claims an exemption from registration under Section 4(1) and (2) of the Securities Act and under Rule 144 promulgated pursuant to that Act, in accordance with their requirements and limitations. A selling shareholder may include restricted securities in a reoffer prospectus only if he acquired them prior to the filing of this Registration Statement. A selling shareholder may include control securities in a reoffer prospectus only if he acquired or will acquire them pursuant to an employee benefit plan. ITEM 8. EXHIBITS. Electronic copies of the following documents are being filed as Exhibits to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 regarding its 1995 Plan. EXHIBIT NO. DOCUMENT DESCRIPTION ---------- ------------------------------------------------------------------ 3.1 Amendment to Articles of Incorporation, filed June 29, 2001 3.2 Amendment to Articles of Incorporation, filed September 28, 2001 4.1 Amendment No. 1 to the Plan, approved July 31, 2001 5.1 Opinion of Registrant's Counsel regarding authorization of shares 10.1 Consulting Services Agreement with Scott Jackson 10.2 Consulting Services Agreement with Harold Schneider 10.3 Consulting Services Agreement with Syd Cooke 23.1 Consent of Counsel (included in Exhibit 5.1) 23.2 Consent of Andersen Andersen and Strong, L.C., CPA's 24.1 Powers of Attorney ITEM 9. UNDERTAKINGS. (A) RULE 415 OFFERINGS. The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement -- (i) To include any prospectus required by section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information or change with respect to the plan of distribution not previously disclosed in the Registration Statement; Provided, however, that paragraphs (i) and (ii) above shall not apply if the information required by those paragraphs to be included in a post-effective amendment is contained in the periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, and those reports are incorporated by reference in the Registration Statement. (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amend- ment any of the securities being registered that remain unsold at the the termination of the offering. (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities being registered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (C) SUBMIT QUESTION OF INDEMNIFICATION TO COURT OF APPROPRIATE JURISDICTION. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions set forth in Item 6 of this Part II, above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. POWER OF ATTORNEY We, the undersigned officers and directors of GLOBAL DECS CORP., do hereby severally constitute and appoint Willard G. Weins and Carlos M. Chavez, and and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and we hereby do ratify and confirm all that each of said attorneys-in-fact may do or cause to be done by virtue hereof. SIGNATURES Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, on the 24 day of October, 2001 by the duly authorized undersigned officer. REGISTRANT: GLOBAL DECS CORP. BY: /S/ WILLARD G. WEINS October 24, 2001 ----------------------------------------- ----------------- Willard G. Weins, Chief Executive Officer DATE Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated, constituting the unanimous consent of the Registrant's Board of Directors: SIGNATURE TITLE DATE /S/ WILLARD G. WEINS President, Chief Executive Officer October 24, 2001 ------------------------- and Director (Principal Executive Officer) /S/ MURRAY JOHNS Vice President and Director October 24, 2001 ------------------------- (Principal Financial Officer and Principal Accounting Officer) /S/ JIMMY MITCHELL Secretary and Director October 24, 2001 ------------------------- EXHIBIT INDEX EXHIBIT NO. DOCUMENT DESCRIPTION ---------- ------------------------------------------------------------------ 3.1 Amendment to Articles of Incorporation, filed June 29, 2001 3.2 Amendment to Articles of Incorporation, filed September 28, 2001 4.1 Amendment No. 1 to the Plan, approved July 31, 2001 5.1 Opinion of Registrant's Counsel regarding authorization of shares 10.1 Consulting Services Agreement with Scott Jackson 10.2 Consulting Services Agreement with Harold Schneider 10.3 Consulting Services Agreement with Syd Cooke 23.1 Consent of Counsel (included in Exhibit 5.1) 23.2 Consent of Andersen Andersen and Strong, L.C., CPA's 24.1 Powers of Attorney